THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS CONVERTIBLE PROMISSORY NOTE IS BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS CONVERTIBLE PROMISSORY NOTE IS “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THIS PROMISSORY NOTE IS REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CONVERTIBLE PROMISSORY NOTE

$493,506.32	Dated: February 3, 2012

This convertible promissory note (this “Note”) is being issued pursuant to the terms of that certain Purchase, Sale and Share Exchange Agreement, dated February 3, 2012, by and among Global NuTech, Inc., a Nevada corporation (the “Company” or “Maker”), Fishbone Solutions, Ltd., a Texas limited partnership (“FS”) and the Equity-Holders of FS (the “Equity-Holders”) dated on even date with this Note.

FOR VALUE RECEIVED, the Company hereby promises to pay to the holder of this Note or his assigns (the “Holder”), the principal amount of Four Hundred and Ninety-Three Thousand Five Hundred Six Dollars and 32/100 ($493,506.32) with interest accrued on the unpaid principal balance at the rate of nineteen one hundreths percent (.19%) per annum, all of such principal and interest, or any portion thereof, shall be payable in Common Stock of the Company according to Section 3. below, with any remaining outstanding principal balance and accrued interest due on February 3, 2015.

Payments of principal and interest hereon shall be made in Common Stock of the Company delivered to the latest address of record or at such other address as the initial Holder or any subsequent Holder of this Note may designate in writing, without requiring any presentation or surrender of this Note, except, if this Note is paid or prepaid in full, it shall be promptly surrendered to the Company for cancellation.

TERMS AND PROVISIONS:

1. TERMS OF PAYMENT. The Company must make payment in the form of shares of common stock of the Company (“Common Stock”) to cancel all or part of such principal amount of this Note or series of remainder Notes which may replace this Note. The Holder acknowledges that the repayment of this Note will be made in the form of shares of Common Stock of the Company in lieu of cash payments due, unless the Holder has specifically elected to exercise its optional conversion rights as set forth in Section 2 of this Note. Any shares of Common Stock issued hereunder shall be subject to the provisions of Rule 144, as promulgated by the SEC pursuant to the Securities Act of 1933, including exemptions from registration, restrictions on resale and rights of resale as set forth in Rule 144.

2. PAYMENT IN THE FORM OF SHARES. Upon the Company’s election to make payment or a series of payments on the Note in the form of shares of Common Stock, the number of shares called for to be issued at any one time it to be determined by dividing the unpaid principal amount, and accrued interest thereon, of the outstanding indebtedness, by a factor of 0.12, subject to limitations set forth in Section 2.3, below.

3. OPTIONAL CONVERSION OF NOTE BY HOLDER. This Note shall be convertible into shares of Common Stock at the option of the Holder, on the terms and conditions set forth in this Section 3.

3.1 Conversion Right. Subject to the provisions of Section 3.3, at any time, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and non-assessable shares of Common Stock in accordance with Section 3.2. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3.1 shall be determined by dividing the unpaid principal amount, and accrued interest thereon, of the outstanding indebtedness, by a factor of 0.12 (the “Conversion Price”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(a)	“Conversion Amount” means the portion of the principal amount and accrued interest to be converted or otherwise with respect to which this determination is being made.

3.2 Mechanics of Conversion.

(a)	Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3.2(b), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third business day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required by law. If this Note is physically surrendered for conversion and the outstanding principal amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) business days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note representing the outstanding principal not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(b)	Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of a new Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal and interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

3.3 Limitations on Conversions.

(a)	Beneficial Ownership. Until the third year anniversary and except in the event of default or the occurrence of a Conversion Right under Section 4 hereof, the Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3.1 and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note.

(b)	For a period of three (3) years following the date and issuance of this Note, the Holder may convert and sell, on an annual basis, no more than Fifteen percent (15%) of the original principal balance and accrued interest of this Note. Specifically, Holder will be restricted from selling converted stock except as follows:

(a) zero percent (0%) until the one year anniversary; (b) no more than fifteen percent (15%) of the principal amount and accrued interest of this Note from the one year anniversary date until the day before the two year anniversary; (c) an additional fifteen percent (15%) from the two year anniversary until the day before the three year anniversary of the Note; and (d) the entire remaining balance of accrued interest and principal thereon will become due and all stock converted from the Note become unrestricted for sale on the three year anniversary of the Note, at which time all such limitations on sale will be lifted. Notwithstanding, holder must commence any conversion process of any remaining balance on the Notes no later than the third year anniversary. The Notes may also become due and subject to rights of conversion in the event of a Liquidation Event, a change of control, or as otherwise described in below.

Notwithstanding anything herein to the contrary, Holder will be entitled to commence the conversion notification process at such time as may be necessary in advance of the restricted time frames stated above to permit Holder to exercise its rights of sale of converted stock as the above stated parameters are satisfied.

Thereafter, the Holder may convert the remaining outstanding principal balance of this Note and accrued interest, subject only to the provisions of Section 2.3(a), above.

4. Holder’s Additional Conversion Rights and Default.

4.1 Conversion. In addition to the rights of conversion stated above at the first second and third year anniversaries, at the option of the Holder, the restriction upon conversion and sale will also be removed in the even of a “Liquidation Event” as described below; or (ii) the change of control, or sale, of the Company. In such event, the dollar value of the Note shall be immediately permitted for conversion into shares of Common Stock at the Conversion Price and unrestricted for immediate sale. For purposes of this Note, “change of control” means the occurrence of any of the following events (whether or not approved by the Board):

(a)	any transaction or series of related transactions (including but not limited to a merger or reorganization) which results in holders of the Company’s capital stock outstanding prior to such event owning less than 50% of either (x) the total voting power of the then outstanding voting stock of the Company or (y) the total economic ownership of the then outstanding Common Stock of the Company;
(b)	the Company consolidates with or merges or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets unless holders of the Company’s capital stock outstanding prior to such event own at least 50% of the surviving or purchasing entity;

Notwithstanding the above, in no event shall any future conversion of the Series A Convertible Preferred Shares be deemed a change of control.

Also for purposes of this Note “sale of the company” means a sale of the Company pursuant to which the acquirer(s) acquire(s) (i) 50.1% of the shares of capital stock of the Company (whether by merger, consolidation, sale or transfer or stock or otherwise), or (ii) all or substantially all of the assets of the Company and its subsidiaries taken as a whole (by merger, consolidation, reorganization, sale of assets, sale of stock or otherwise). The conversion and sale rights under the Note will at all time be subject to Rule 144 or similar rules of the SEC governing restricted securities.

4.2 Adjustments to Number of Shares. The number of shares of Common Stock issuable upon conversion of each amount of Note value shall be adjusted from time to time as follows:

If, after the date of the Notes, the Company (a) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock, (b) subdivides its outstanding shares of Common Stock into a greater number of shares, (c) combines its outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of its shares of Common Stock any shares of capital stock of the Company, then the number of shares of Common Stock issuable upon conversion of each dollar of Note value shall be adjusted so that the holder of a Note, or part thereof, thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock that such holder would have owned immediately following such action had such Note amount been converted immediately prior thereto and the Conversion Price shall be appropriately adjusted to reflect any such event. An adjustment made pursuant to this Section 4.2 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. Appropriate adjustment shall be made on a Certificate of Designation to give effect to each such change.

4.3 Liquidating Event. Upon any liquidation, dissolution, or winding up of the Company (a “Liquidation Event”), the entire remaining principal balance and accrued but unpaid interest on this Note may, at the option of the Holder, become immediately due and payable and be immediately convertible by Holder into shares of stock without notice of any kind from the Holder. Each such indebtedness to a Note Holder must be paid in stock before the Company may distribute any amounts or property to any Shareholders of the Company.

5. MANDATORY CONVERSION. On the third (3rd) anniversary date and issuance of this Note, the entire remaining outstanding balance of principal and interest shall be converted into shares of the Company's common stock in the same manner as provided for in Section 2, above.

6. RESERVATION OF TREASURY SHARES. In order to secure the payment and performance in full of all of the Company’s obligations under this Note, the Company covenants and agrees to at all times maintain, reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding Notes of the Equity Holders or their assigns, and shall keep the Company’s financial statements current at all times in order to comply with any requirements under Rule 144 for the issuance of free trading shares upon conversion. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the Notes, then such failure will constitute an event of default under this Note and entitle Seller to exercise all remedies specified therein, including without limitation seeking recovery for any difference in value in the Stock that may result from a delay in the issue of converted shares. In the event of such failure to have a sufficient number of shares available, the holder of such Note will be entitled, without waiving any remedy for losses arising as a result of such breach, to require the Company to call and hold a meeting of the shareholders within 60 days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Holder shall have the right to vote at any shareholder meeting or issue arising requiring consent of his shares on an as converted basis. The Company’s Board of Directors shall recommend to shareholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the Holder of this Note, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

7. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of and be binding upon the successors and assigns of the Holder of this Note. The provisions hereof are intended to be for the benefit of all Holders, from time to time, of this Note, and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights hereunder shall have been made by the Holder or any successor or assign. the Company may not assign it's obligation to perform according to the terms of this Note without the prior written consent of the Holder of this Note.

8. EXPENSES. The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Holder of this Note, including the reasonable fees, charges and disbursement of legal counsel for such Holder, in connection with any amendment, waiver, supplement or modification to, or enforcement or protection of such Holder’s rights under this Note.

9. NO WAIVER; RIGHTS AND REMEDIES CUMULATIVE. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder and no course of dealing between the Company and the Holder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or hereunder or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Holder of this Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other, or further, notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holder to any other or further action in any circumstances without notice or demand.

10. WAIVER OF USURY. Notwithstanding any provisions herein to the contrary, Maker acknowledges and agrees that the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State of Texas, and no Holder shall ever be entitled to receive, collect or apply, as interest on the indebtedness, any amount in excess of the maximum legal rate of interest permitted to be charged by applicable law, and, in the event any Holder ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness, and if the unpaid principal balance of the indebtedness is paid in full, any remaining excess shall be forthwith paid to the Maker, and Holder shall, to the extent permitted by applicable law: (a) characterize any non-principal payments as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effect thereof; and (c) “spread” the total amount of interest throughout the entire term of the Note. In no event shall Maker have a claim for usury against Lender and any such claim is hereby waived and released.

11. Remedies. The protections given to the Holder under this Note, protect the Holder from possible losses which might result if Maker does not keep the promises made in this Note. In the event of default of any provision of this Note, the Note may be accelerated and all amounts of stock become due and payable immediately, in addition to any other remedies that may be provided herein. Maker’s covenants hereunder may be enforced by specific performance in addition to any other remedy available at law or in equity, including without limitation, recovery of damages that may be incurred in connection with failure to maintain reserves as otherwise provided in Section 6. of this Note as well as damages incurred as a result of any other default hereunder.

12. GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Texas (without regard to principles of conflicts of law).

13. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Promissory Note effective on the 3rd day of February 2012.

GLOBAL NUTECH, INC.

		By:	/s/ David Mathews
Name: David Mathews
Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

By:	/s/ John O. Sloan
John O. Sloan

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $ _____ of the principal amount of the Convertible Promissory Note dated ____________, 2012 into shares of Common Stock of GLOBAL NUTECH, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Amount to be converted:	$ ______________________________________

Number of shares of Common Stock to be issued:
Amount of Note Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number:

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